UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Purchase Agreement

On April 19, 2007, St. Jude Medical, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Banc of America Securities LLC (the “Initial Purchaser”), whereby the Company agreed to sell and the Initial Purchaser agreed to purchase, subject to and upon terms and conditions set forth therein, $1.0 billion in aggregate principal amount of the Company’s 1.22% Convertible Senior Debentures due 2008 (the “Debentures”) to be issued under the Indenture referred to below. In addition, pursuant to the Purchase Agreement, the Company granted to the Initial Purchaser an option to purchase up to an additional $200 million in aggregate principal amount of the Debentures to cover over-allotments. The Initial Purchaser exercised this option in full. The net proceeds from the sale of the Debentures, after deducting the Initial Purchaser’s discount of $4.8 million and expenses payable by the Company, are expected to be approximately $1.194 billion. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Initial Purchaser and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to the Company for which services they have received, and may in the future receive, customary fees. Banc of America Securities LLC is the sole lead arranger and sole book manager under the Company’s Multi-Year $1.0 billion Credit Agreement, dated as of December 13, 2006, among the Company, as the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender, the Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto (the “Credit Facility”) and receives customary fees in connection therewith. In addition, an affiliate of Banc of America Securities LLC is an agent and lender under the Credit Facility and receives customary fees in connection therewith. An affiliate of Banc of America Securities LLC is also the lender under the Company’s $700 million Interim Liquidity Facility, dated as of January 25, 2007, between the Company and Bank of America N.A., as Lender, receives customary fees in connection therewith and will receive a portion of the net proceeds from the offering of the Debentures through the repayment of indebtedness under that facility. Banc of America Securities LLC also acts as a dealer under the Company’s commercial paper program.

The closing of the sale of the Debentures occurred on April 25, 2007. The Debentures and the shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Debentures, as described below and as more fully set forth in the Indenture referred to below, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Debentures to the Initial Purchaser in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then resold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser in the Purchase Agreement.

Indenture

On April 25, 2007, the Company entered into an Indenture (the “Indenture”) with U.S. Bank National Association (“U.S. Bank”), a national banking association, as trustee, regarding the Debentures. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Indenture sets forth the rights and governing provisions of the Debentures, including:

Interest Payments. The Company will pay interest on the Debentures on June 15 and December 15 of each year, beginning June 15, 2007, at an annual rate of 1.22%.

Conversion. The Debentures will be convertible, at the holder’s option, into cash and shares of the Company’s Common Stock, if any, at a conversion rate of 19.2101 shares per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $52.06 per share), subject to adjustment as described in the Indenture, at any time before the stated maturity (December 15, 2008), from and after the date of the following events:

•

during any fiscal quarter after the fiscal quarter ending June 30, 2007, if the last reported sale price of the Common Stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

•	subject to certain limitations, if the trading price of the Debentures falls below a specified threshold;
•	on or after October 15, 2008; or
•	on the occurrence of the specified corporate transactions described in the Indenture.

On conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of the Debentures to be converted and the Company’s total conversion obligation and, at the Company’s option, cash, shares of Common Stock, or a combination of cash and shares of Common Stock in respect of the remainder, if any, of the Company’s conversion obligation. If certain corporate transactions occur on or before December 15, 2008, the Company will increase the conversion rate by a number of additional shares of Common Stock or, in lieu thereof, the Company may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company.

Redemption. The Debentures are not redeemable at the option of the Company prior to maturity.

Repurchase. The Debenture holders may require the Company to repurchase all or a portion of their Debentures, subject to specified conditions, upon the occurrence of a fundamental change (as described in the Indenture), at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased plus accrued and unpaid interest, including additional amounts (as described below), if any, to the repurchase date.

Ranking. The Debentures are the Company’s unsecured and unsubordinated obligations and rank equal in priority with all of the Company’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Debentures effectively rank junior to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to all liabilities of the Company’s subsidiaries.

U.S. Bank is also a lender under the Credit Facility.

Events of Default. Upon the occurrence of an “Event of Default” (as defined in the Indenture), the principal amount of the Debentures, plus accrued and unpaid interest, including additional amounts (as described below), if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable upon the occurrence of certain Events of Default involving bankruptcy, insolvency or reorganization of the Company. Events of Default under the Indenture include, among other things, (1) a default in the payment of principal of the Debentures when due at maturity, upon repurchase or otherwise; (2) a default in the payment of any interest, including additional amounts, if any, on the Debentures when due and such failure continues for a period of 30 days past the applicable due date; (3) failure by the Company to provide notice of the occurrence of a fundamental change as required by the Indenture; (4) a default in the Company’s obligation to deliver the settlement amount upon conversion of the Debentures, together with cash in respect of any fractional shares, upon conversion of any Debentures and such default continues for a period of 5 days or more; (5) subject to certain exceptions, failure to perform or observe any other covenant or warranty in the Indenture or in the Debentures for 60 days after written notice to the Company from the Trustee or to the Company and the Trustee form the holders of at least 25% in principal amount of the outstanding Debentures has been received by the Company; and (6) certain events involving bankruptcy, insolvency or reorganization by the Company or one of its significant subsidiaries (as defined in Regulation S-X 1-02(w)(1) or (2)).

Registration Rights Agreement

In connection with the sale of the Debentures, the Company entered into a Registration Rights Agreement, dated as of April 25, 2007, with the Initial Purchaser (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to cause to become effective, within 220 days after the closing of the offering of the Debentures, a shelf registration statement (the “Shelf Registration Statement”) with respect to the resale of the Debentures and any shares of Common Stock issuable upon conversion of the Debentures. The Company will use its reasonable best efforts to keep the Shelf Registration Statement effective until the earliest of (1) two years after the closing of the offering of the Debentures; (2) the date when the holders of Debentures and holders of any shares of Common Stock issuable on conversion of the Debentures are able to sell such Debentures and such shares immediately without restriction under Rule 144(k) under the Securities Act; and (3) the date when (a) all of the Debentures and any Common Stock issuable on conversion thereof have been sold either (i) under the Shelf Registration Statement or (ii) under Rule 144 or any similar provision then in force or (b) the Debentures and any shares of Common Stock issuable on conversion of the Debentures cease to be outstanding. The Company will be required to pay additional amounts, subject to some limitations, to the holders of the Debentures if it fails to comply with its obligation to register the Debentures and any Common Stock issuable upon conversion of the Debentures. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the sale of the Debentures, on April 19, 2007, the Company entered into a convertible note hedge transaction with respect to the Common Stock (the “Options”) with Bank of America, N.A. (the “Dealer”). The Options cover, subject to customary anti-dilution adjustments, 23,052,120 shares of Common Stock at an exercise price of approximately $52.06. The Company paid an aggregate amount of approximately $101 million of the proceeds from the sale of the Debentures for the Options. A copy of the Confirmation of OTC Convertible Note Hedge relating to the Options is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In connection with the sale of the Debentures, on April 19, 2007, the Company also entered into a separate warrant transaction with the Dealer, whereby in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, the Company sold to the Dealer warrants relating to, subject to customary anti-dilution adjustments, 23,052,120 shares of Common Stock (the “Warrants”) at an exercise price of approximately $60.73 per share of Common Stock. The warrant transaction is divided into 40 individual components. The Warrants will terminate in components over a 40-trading-day period commencing April 15, 2009. The Company received aggregate proceeds of approximately $35 million from the sale of the Warrants. A copy of the Confirmation of OTC Warrant Transaction relating to the Warrants is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Options and the Warrants are separate contracts entered into by the Company with the Dealer, are not part of the terms of the Debentures and will not affect the holders’ rights under the Debentures. The Options are intended to offset potential dilution upon conversion of the Debentures in the event that the market value per share of the Common Stock at the time of exercise is greater than the exercise price of the Options, which is equal to the initial conversion price of the Debentures and is subject to certain adjustments that correspond to adjustments to the conversion price of the Debentures. If the market value per share of the Common Stock during the relevant valuation period is above the exercise price of the Options, the Options entitle the Company to receive from the Dealer net shares of Common Stock, cash or a combination of cash and shares of Common Stock, depending on the consideration paid by the Company upon conversion of the underlying Debentures, based on the excess of the market price of the Common Stock over the exercise price of the Options during such valuation period.

General

The Debentures, the underlying Common Stock issuable upon conversion of the Debentures, the Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing descriptions do not purport to be complete descriptions of the terms of the Purchase Agreement, the Indenture, the Debentures, the rights of the holders of the Debentures, the Registration Rights Agreement, the Confirmation of OTC Convertible Note Hedge or the Confirmation of OTC Warrant Transaction. Such descriptions are qualified in their entirety by reference to the full terms and provisions of the Purchase Agreement, the Indenture (including the form of Convertible Senior Debenture due 2008), the Registration Rights Agreement, the Confirmation of OTC Convertible Note Hedge and the Confirmation of OTC Warrant Transaction.

Private Block Trade Share Repurchase

Contemporaneously with the sale of the Debentures, on April 25, 2007, through a block trade with the Initial Purchaser, the Company repurchased simultaneously with the sale of the Debentures an aggregate of $224,595,612 of shares of Common Stock (5,177,400 shares of Common Stock at $43.38, the last reported sale price of the Common Stock on April 19, 2007) from the Initial Purchaser.

Open Market Purchase Plan

On April 25, 2007, the Company entered into a Stock Purchase Plan Engagement Agreement (the “Plan”) with Banc of America Securities LLC in order to establish a trading plan under Rules 10b5-1 and 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. The Plan provides for the Company to repurchase up to approximately $75.4 million of its outstanding shares of Common Stock at market prices less than $50 per share, beginning on April 26, 2007 and ending on or before May 8, 2007. A copy of the Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.
4.1	Indenture between St. Jude Medical, Inc. and U.S. Bank National Association, as trustee, dated as of April 25, 2007 (including form of Convertible Senior Debenture due 2008).
4.2	Registration Rights Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated as of April 25, 2007.
10.1	Purchase Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated as of April 19, 2007.
10.2	Confirmation of OTC Convertible Note Hedge, effective April 25, 2007.
10.3	Confirmation of OTC Warrant Transaction, effective April 25, 2007.
10.4	Stock Purchase Plan Engagement Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated as of April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to  be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

Date:  April 25, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture between St. Jude Medical, Inc. and U.S. Bank National Association, as trustee, dated as of April 25, 2007 (including form of Convertible Senior Debenture due 2008).

4.2	Registration Rights Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated as of April 25, 2007.

10.1	Purchase Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated as of April 19, 2007.

10.2	Confirmation of OTC Convertible Note Hedge, effective April 25, 2007.

10.3	Confirmation of OTC Warrant Transaction, effective April 25, 2007.

10.4	Stock Purchase Plan Engagement Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated as of April 25, 2007.